
                                  NSAR ITEM 77O
                     VK New York Value Municipal Income Fund
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM    AMOUNT OF SHARES      % OF UNDERWRITING    DATE OF PURCHASE
                                                                           PURCHASED


         1          Virgin Island Public Financing     PaineWebber          1,500,000               0.502%            11/10/99
         2              NY State Dorm - Courts         PaineWebber          1,000,000               0.345%            12/10/99



Underwriting Participants:

Underwriters for #1                       Underwriters for #2
-------------------                       -------------------
Morgan Stanley & Co. Incorporated         M.R. Beal & Company
Roosevelt & Cross                         Bear, Stearns & Co.
                                          First Albany Corporation
                                          Goldman, Sachs & Co.
                                          Lehman Brothers Inc.
                                          Merrill Lynch & Co.
                                          J.P. Morgan & Co.
                                          Morgan Stanley & Co. Incorporated
                                          Salomon Smith Barney